AMENDMENT TO PRINCIPAL UNDERWRITING AGREEMENT

This Amendment to Principal Underwriting Agreement (this “Amendment”) is made this 31st day of December 2010 by and between Maxim Series Fund, Inc., a Maryland corporation, (the “Fund”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, the Fund and Distributor are parties to that certain Principal Underwriting Agreement dated March 1, 2006, as amended (the “Agreement”); and

WHEREAS, the Fund and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

MAXIM SERIES FUND, INC.		GWFS EQUITIES, INC.

By:	/s/ M.C. Maiers	By:	/s/ C.P. Nelson
Name:	M.C Maiers	Name:	C.P. Nelson
Title:	Chief Financial Officer, Treasurer and	Title:	President
Investment Operations Compliance Officer

Schedule A

Maxim Money Market Portfolio

Maxim Bond Index Portfolio

Maxim U.S. Government Mortgage Securities Portfolio

Maxim Short Duration Bond Portfolio

Maxim Loomis Sayles Bond Portfolio

Maxim Global Bond Portfolio

Maxim Federated Bond Portfolio

Maxim Putnam High Yield Bond Portfolio

Maxim Ariel Small-Cap Value Portfolio

Maxim Small-Cap Value Portfolio

Maxim Loomis Sayles Small-Cap Value Portfolio

Maxim Small-Cap Growth Portfolio

Maxim Ariel MidCap Value Portfolio

Maxim MidCap Value Portfolio

Maxim T. Rowe Price MidCap Growth Portfolio

Maxim T. Rowe Price Equity/Income Portfolio

Maxim Janus Large Cap Growth Portfolio

Maxim MFS International Value Portfolio

Maxim MFS International Growth Portfolio

Maxim Invesco ADR Portfolio

Maxim Index 600 Portfolio

Maxim International Index Portfolio - Initial Class and Class L Shares

Maxim Stock Index Portfolio

Maxim S&P MidCap 400® Index Portfolio - Initial Class and Class L Shares

Maxim S&P 500® Index Portfolio

Maxim Aggressive Profile I Portfolio

Maxim Moderately Aggressive Profile I Portfolio

Maxim Moderate Profile I Portfolio

Maxim Moderately Conservative Profile I Portfolio

Maxim Conservative Profile I Portfolio

Maxim Aggressive Profile II Portfolio

Maxim Moderately Aggressive Profile II Portfolio

Maxim Moderate Profile II Portfolio

Maxim Moderately Conservative Profile II Portfolio

Maxim Conservative Profile II Portfolio

Maxim Lifetime 2015 Portfolio I - Class T, T1 and L Shares

Maxim Lifetime 2015 Portfolio II - Class T, T1 and L Shares

Maxim Lifetime 2015 Portfolio III - Class T, T1 and L Shares

Maxim Lifetime 2025 Portfolio I - Class T, T1 and L Shares

Maxim Lifetime 2025 Portfolio II - Class T, T1 and L Shares

Maxim Lifetime 2025 Portfolio III - Class T, T1 and L Shares

Maxim Lifetime 2035 Portfolio I - Class T, T1 and L Shares

Maxim Lifetime 2035 Portfolio II - Class T, T1 and L Shares

Maxim Lifetime 2035 Portfolio III - Class T, T1 and L Shares

Maxim Lifetime 2045 Portfolio I - Class T, T1 and L Shares

Maxim Lifetime 2045 Portfolio II - Class T, T1 and L Shares

Maxim Lifetime 2045 Portfolio III - Class T, T1 and L Shares

Maxim Lifetime 2055 Portfolio I - Class T, T1 and L Shares

Maxim Lifetime 2055 Portfolio II - Class T, T1 and L Shares

Maxim Lifetime 2055 Portfolio III - Class T, T1 and L Shares

Maxim SecureFoundationSM Balanced Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2015 Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2020 Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2025 Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2030 Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2035 Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2040 Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2045 Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2050 Portfolio - Class G, G1 and L Shares

Maxim SecureFoundationSM Lifetime 2055 Portfolio - Class G, G1 and L Shares